UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Form 8-K
Current Report

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Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 15, 2018
Date of Report (Date of earliest event reported)

Fidelity Southern Corporation
(Exact name of registrant as specified in its charter)

Georgia	No. 001-34981	No. 58-1416811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road, Suite 1550
Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)
(404) 639-6500
Registrant’s telephone number, including area code
________________________________
N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 12, 2018, Rodney D. Bullard and Gloria O’Neal were appointed to the Boards of Directors of Fidelity Southern Corporation (NASDAQ: LION) and its wholly-owned subsidiary, Fidelity Bank.

Mr. Bullard is Vice President of Community Affairs, Chick-fil-A, Inc. and Executive Director of Chick-fil-A Foundation. In addition to his Chick-fil-A, Inc. experience, he was Assistant United States Attorney for the Northern District of Georgia, and Legislative Liaison Counsel in the Office of the Secretary of the Air Force, and was also a White House Fellow in Washington, DC. Previously he was Chief of Military Justice at the Office of the Staff Judge Advocate. He received a MBA from Terry College of Business, University of Georgia, and a Juris Doctor degree from Duke University Law School, and a BS in Legal Studies at The Air Force Academy in Colorado. He is a native of DeKalb County, where Fidelity Bank was founded in 1974.

Ms. O’Neal is a community activist and former Fidelity Bank Risk Control Executive until 2014. She has far-reaching community experience. She served in the Decatur/DeKalb Business and Professional Women’s Association, and in Senior Connections. She was a board member of Rotary and served as the Club’s Secretary and Treasurer, and was a Court Appointed Special Advocate for DeKalb County. She serves on the Board of Dahlonega Baptist Church, is Treasurer of the Weekday Preschool in Dahlonega, GA, and is a member of Women’s Missionary Union (WMU) that serves not only the local community but internationally. Additionally, her experience at First Atlanta and at Fidelity Bank, where she was Internal Auditor, Operations Manager, and Executive Vice President & Chief Risk Officer gives her an acute understanding of banking. She attended Georgia State and risk management and audit-related continuing education courses.

Mr. Bullard will serve as a member of Fidelity Southern Corporation's Audit Committee. Ms. O'Neal will serve as a member of Fidelity Southern Corporation's Executive Committee. The Board has determined that Mr. Bullard and Ms. O'Neal satisfy the definition of "independent director" under the Nasdaq listing standards. In addition, there are no family relationships between Mr. Bullard and Ms. O'Neal and any director or other executive officer of Fidelity Southern Corporation or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Bullard or Ms. O'Neal and any other persons or entities pursuant to which Mr. Bullard or Ms. O'Neal were appointed as a director of Fidelity Southern Corporation or Fidelity Bank.

Upon their election, Mr. Bullard and Ms. O'Neal became entitled to be compensated in accordance with Fidelity's non-employee director compensation program as in effect from time to time. For 2018, Mr. Bullard and Ms. O'Neal are entitled to the annual director retainer of $12,000 and will also be eligible to receive $2,000 for attendance at each board meeting and $1,000 for each committee meeting attended. Mr. Bullard and Ms. O'Neal will also be eligible for equity awards.

A copy of the press release distributed by Fidelity Southern Corporation on February 15, 2018 announcing the election of Mr. Bullard and Ms. O'Neal is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY SOUTHERN CORPORATION
(Registrant)

/s/ Charles D. Christy
Charles D. Christy
Chief Financial Officer

February 16, 2018